UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2019

UONLIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26119	87-0629754
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

1980 Festival Plaza Drive Suite 530

Las Vegas, Nevada 89135

(Address of principal executive offices)

86-20-28860608

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2019, pursuant to an Acquisition Agreement, Uonlive Corporation (the “Company”) acquired 80% of the issued and outstanding capital stock of Truly Organic Limited, a Hong Kong based company, specializing in organic agriculture certification consulting in South East Asia. The purchase price paid by the Company was $100,000 Hong Kong Dollars in cash and a three-year incentive program based on revenue to be determined in the next three years.

Raymond Fu, Chief Executive Officer of Uonilve Corporation stated this will be a great acquisition for the company going forward. He additionally stated working with Thomas Yip and Keith Chan the two remaining shares holders of Truly Organic Limited will be a great addition to the company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UONLIVE CORPORATION

Dated: April 12, 2019	By:	/s/ Raymond Fu
Chief Executive Officer